UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Nabors Red Lion Limited

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, C&J Energy Services Ltd. (“C&J”) and certain of its direct and indirect subsidiaries (the “Company”), including C&J Corporate Services (Bermuda) Ltd. (together with C&J, collectively the “Bermudian Entities”), C&J Energy Production Services-Canada Ltd. and Mobile Data Technologies Ltd. (together, the “Canadian Entities”), entered into a Restructuring Support and Lock-Up Agreement (the “Restructuring Support Agreement”) with certain holders of loans (the “Lenders”) under that certain Credit Agreement, dated as of March 24, 2015 (as amended and restated from time to time with all supplements and exhibits thereto, the “Credit Agreement”). On July 14, 2016, the Company entered into the First Amendment to the Restructuring Support Agreement (the “RSA Amendment”) with the Lenders party thereto. Lenders that beneficially own or manage greater than 83% of the aggregate principal amount of loans under the Credit Agreement are now parties to the Restructuring Support Agreement.

The RSA provides, among other things, that the date by which the Company shall have commenced a voluntary reorganization under chapter 11 of the U.S. Bankruptcy Code was extended from July 17, 2016 to July 20, 2016. As previously reported, the Company will also commence ancillary proceedings in Canada on behalf of the Canadian Entities and a provisional liquidation proceeding in Bermuda on behalf of the Bermudian Entities. The Company expects to continue operations in the ordinary course throughout the restructuring process.

In addition, C&J obtained and entered into an Amendment and Extension of Forbearance Period Under Second Forbearance (the “Forbearance Amendment”) with certain of the lenders party to the Credit Agreement and Cortland Capital Market Services LLC, as administrative agent (the “Administrative Agent”). Pursuant to the Forbearance Amendment, the Administrative Agent and the lenders party thereto agreed to extend the currently effective forbearance agreement through July 20, 2016 in respect of C&J’s failure to satisfy the minimum cumulative consolidated EBITDA covenant set forth in the Credit Agreement as of March 31, 2016 and any non-payment by C&J of the interest, commitment fees and/or letter of credit fees due to the lenders thereunder.

The foregoing descriptions of the RSA Amendment and Forbearance Amendment are qualified in their entirety by reference to the full text of such amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to Restructuring Support and Lock-Up Agreement, dated as of July 14, 2016, by and among C&J Energy Services Ltd. and its direct and indirect subsidiaries that are parties to the Credit Agreement and certain Lenders party thereto.

10.2	Amendment and Extension of Forbearance Period Under Second Forbearance, dated as of July 15, 2016, by and between C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co., certain other Loan Parties identified on the signature pages thereto and Cortland Capital Market Services LLC, in its capacity as Administrative Agent under the Credit Agreement and on behalf of the lenders agreeing thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: July 18, 2016	By:	/s/ Brian Patterson
	Name:	Brian Patterson
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Restructuring Support and Lock-Up Agreement, dated as of July 14, 2016, by and among C&J Energy Services Ltd. and its direct and indirect subsidiaries that are parties to the Credit Agreement and certain Lenders party thereto.

10.2	Amendment and Extension of Forbearance Period Under Second Forbearance, dated as of July 15, 2016, by and between C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co., certain other Loan Parties identified on the signature pages thereto and Cortland Capital Market Services LLC, in its capacity as Administrative Agent under the Credit Agreement and on behalf of the lenders agreeing thereto.